                                                                    Exhibit 10.5


                                [CYBERCARE LOGO]

Syzex Corporation
132 Ensworth Avenue
Nashville, TN 37205
Attn: Patrick Thompson

      RE:   LETTER OF AGREEMENT

Dear Mr. Thompson:

      The purpose of this letter (this "Agreement") is to memorialize the terms and conditions of the following agreement by and between CyberCare Technologies, Inc, a Georgia corporation, for itself and its Affiliates (the "Company"), and Syzex Corporation, a Tennessee corporation ("Consultant"). As used herein, the term "Consultant" shall collectively refer to Syzex Corporation and any employed or engaged members of its sales and marketing staff that it designates to carry out its duties pursuant to this Agreement:

      A. APPOINTMENT AND SERVICES. The Company agrees to hire and retain Consultant, and Consultant accepts such appointment, to (1) serve as the Company's nonexclusive agent and to assist the Company in identifying and entering into business relationships whereby the Company would provide hospital and other health care facilities and organizations, and their affiliated facilities, as listed on EXHIBIT A attached hereto, and amended from time to time in accordance with this Agreement (collectively, "Business Affiliates") that are engaged or assist in the provision of health care services and are interested in utilizing equipment, products and services in connection with the Company's CyberCare System (as defined below) which includes the Company's Electronic Housecall(R) products ("EHC(TM)"), and (2) perform the services set forth below all upon the terms and conditions herein set forth.

      It is acknowledged by the parties that the CyberCare System ("The CyberCare System"), is a patented technology for the remote monitoring of individuals for medical and related purposes that features several EHC(TM) models of multifunctional units ("Patient Units") and caregiver access terminals ("Provider Units", and collectively with Patient Units, "Units") linked through a virtual private network (the "CyberCare 24 Network(TM)") and other hardware, software and systems, intended to be implemented primarily (but not exclusively) by third party payors (including HMOs, PPOs, health plans, insurance companies, health care facilities, provider networks, hospital systems, health care delivery systems, employers, self-funded employer plans, unions, governmental authorities or agencies (including any governmental payor or health care program or agency)) and their affiliates, including healthcare risk contractors (collectively "Payors"), for use by various health care service providers (including nurses, physicians, physician assistants and/or case managers, etc.) (collectively "Providers") and those authorized members, enrollees, beneficiaries, insureds, patients and other persons for whom Payors are responsible, in whole or in part, for the provision or cost of medical items and/or services



                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
(collectively, "Patients"), in connection with Payors' efforts to improve Patient care and better control the cost of such care.



      Consultant agrees to perform or cause to be performed the following material services and/or functions in connection with the engagement hereunder:

            1. Advise the Company with respect to any sales opportunity with a Business Affiliate concerning The CyberCare System; provided, however, that the Company shall have sole discretion regarding whether any such sales opportunity shall be pursued and whether such opportunity is compatible with its business plan for The CyberCare System;

            2. Promote the Company, its business (and any of its Affiliates' businesses), and its business plan for The CyberCare System, as directed by the Company;

            3. Assist the Company, as reasonably requested, in introductions to and negotiations with a Business Affiliate and provide the Company with regular and periodic written status reports concerning proposed introductions and negotiations;

            4. Act as liaison between the Company and each Business Affiliate;

            5. Advise and assist the Company with respect to information disseminated to and received from Business Affiliates; and

            6. Promote, develop and assist in the implementation and consummation of agreements between the Company and Business Affiliates, including, but not limited to, the implementation and consummation of the arrangements and/or agreements whereby a Business Affiliate makes use of the CyberCare System, or otherwise utilizes, purchases, acquires, leases, licenses, sells, resells or uses EHC(TM) hardware, software, equipment, items or services, including the arrangements contemplated under Section C.4 below whereby a Business Affiliate purchases Units and "Network Services" (as defined below).

      Notwithstanding anything to the contrary, Consultant represents, warrants and covenants that during the term of this Agreement the Company shall be provided and receive exclusive rights to provide "telehealth services" for all Business Affiliates, including all home health agencies, skilled nursing facilities, assisted living facilities, hospice facilities, medical clinics and other health care facilities operated, managed or controlled by such Business Affiliates.

      B. BUSINESS AFFILIATES. Notwithstanding anything to the contrary herein, Consultant shall notify the Company in writing prior to initial contact with each Business Affiliate not listed on Exhibit A ("Proposed Business Affiliate") that Consultant intends to solicit for the purpose of performing its duties under this Agreement. Each Proposed Business Affiliate that Consultant intends to contact shall be subject to advance approval by the Company, which approval shall not be unreasonably delayed or withheld. Except as otherwise mutually agreed or as otherwise set


                                       2

                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
forth herein, during the term hereof, Consultant shall serve as the exclusive agent for all Business Affiliates and all Proposed Business Affiliates approved by the Company. Consultant shall provide the Company with regular written communications and progress reports regarding the development of the relationship with each Business Affiliate.

      C. OBLIGATIONS OF THE COMPANY. Subject to the terms and conditions hereof, in consideration for the Consultant's performance of its responsibilities and duties hereunder, and in exchange for the covenants and services provided by Consultant pursuant to this Agreement, the Company agrees to the following:

            1. DEMONSTRATION UNITS. To provide up to 50 Units (including an appropriate mix of Patient Units [both broadband and "POTS" units], peripheral devices and Provider Units) to be used in "back-to-back" set-up configurations for demonstration purposes in connection with Consultant's marketing the CyberCare System to Business Affiliates. Within 30 days following termination or expiration of this Agreement, all demonstration units provided pursuant to this Agreement shall be returned to the Company, at Consultant's expense, in working, undamaged condition (reasonable wear and tear excepted).

            2. TRAINING. To provide training, at no cost or expense to Consultant, at the Company's Boynton Beach, Florida offices, for up to five (5) of Consultant's sales and marketing staff (including Pat Thompson) to become reasonably familiar with the CyberCare System, its components, operations and capabilities.

            3. MARKETING FEE. To cause CyberCare, Inc. (parent company of the Company) (the "Parent") to issue to Consultant such number of shares of restricted stock of the Parent (rounded up for fractional shares) that shall be equal in value to $200,000, such number of shares to be calculated based on the closing bid price for shares of stock of the Parent on the date this Agreement is executed by the parties (the "Marketing Fee"). The Marketing Fee shall serve as an advance against the "Commission" payments described below, but shall not be subject to disgorgement or charge-back in the event sufficient Unit sales to Business Affiliates are not realized.

            4. UNIT SALES COMMISSION. If, as a result of Consultant's marketing efforts, the Company sells Units to a Business Affiliate, the Consultant shall be entitled to receive five percent (5%) of the amount actually collected by the Company from such Unit sales (but specifically excluding sales, charges or fees generated from any software products, network services, care management or other items or services ("Network Services"), and specifically excluding any taxes, or other similar amounts assessed upon the sale of such equipment) (the "Commission"). Notwithstanding the foregoing, the Marketing Fee shall serve as an advance against such Commission, and the shares representing the Marketing Fee shall be issued and delivered to Consultant within twenty (20) days following the Effective Date and, furthermore, once Commission equaling $200,000 has been generated from Unit sales, the Commission percentage for all subsequent Unit sales shall be increased to ten percent (10%) and all


                                       3

                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
subsequent Commission payments shall be payable in cash. Except as otherwise provided in this paragraph, Commission payments will be made monthly based on collections from Unit sales for the previous month.

            5. NETWORK SERVICES ROYALTIES. In connection with Unit sales to Business Affiliates which utilize the CyberCare 24 Network and which result from Consultant's marketing efforts, Consultant shall be entitled to receive a percentage of Network Services revenues generated in connection with the use of such Units by Business Affiliates (not including any taxes, use fees or similar amounts assessed upon such services and collected by the Company and remitted to any applicable governmental authority) as follows ("Royalty Fees"):

                  a. For the first 1,000 Units, EHC, no Royalty Fees shall be paid;

                  b. For 1,001 Units to 5,000 Units, Consultant shall be entitled to receive 5% of Network Services revenues generated in connection with such Units; and

                  c. For Units in excess of 5,000, Consultant shall be entitled to receive 7% of Network Services revenues generated in connection with such Units.

            6. BUSINESS AFFILIATES. The Company shall be solely responsible for the provision to Business Affiliates of all Units and Network Services, and for implementation and deployment of the CyberCare System for all such Business Affiliates desiring to utilize the CyberCare System or any component thereof.

            7. EXCLUSIVE AGENT. Unless the Company terminates this Agreement for "cause" as described below, Consultant shall be entitled to serve as the Company's exclusive agent for the marketing of The CyberCare System to Business Affiliates through the term hereof.

            8. REGISTRATION OF SHARES. The Company agrees to cause the Parent to file a registration statement with the Securities and Exchange Commission with respect to the shares issued in connection with the Marketing Fee within thirty
(30) days following the Effective Date.

      D. TERM AND TERMINATION.

            1. The initial term of this Agreement shall commence on the "Effective Date" as designated below and shall expire on the day before the first (1st) anniversary of the Effective Date (the "Initial Period"); provided, that this Agreement may be terminated prior to the expiration of the Initial Period (or any Renewal Period) for "cause" as described below. This Agreement shall automatically renew for subsequent one year periods (each a "Renewal Period") at the expiration of the Initial Period and each such subsequent Renewal Period, unless either party provides the other with written notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current period. Notwithstanding the foregoing, if, as a direct result of Consultant's efforts, the Company does not generate any Unit


                                       4


                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
sales before the expiration of the Initial Period, this Agreement shall automatically terminate at the expiration of the Initial Period. Notwithstanding anything to the contrary, Consultant shall not be entitled to any Commission or Royalty Fees if this Agreement is terminated pursuant to the preceding sentence (although Consultant shall be entitled to retain the shares of stock of the Parent comprising the Marketing Fee, as described in Section C.3 above).

            2. Notwithstanding any provision to the contrary, following the Initial Period, this Agreement may be terminated by either party without "cause" upon thirty (30) days written notice. Upon the termination of this Agreement by either party pursuant to the preceding sentence, or upon expiration without renewal, Consultant shall be entitled to receive Commission and Royalty Fees that accrue after such termination or expiration for a period of twenty-four
(24) months.

            3. This Agreement may be terminated for "cause" at any time by: (a) either party if the other party (the "Defaulting Party") breaches any material term of this Agreement and fails to cure such breach within thirty (30) days following written notice thereof and request that such breach be cured by the non-Defaulting Party, or (b) the Company, upon a breach by Consultant of the Confidentiality Agreement entered into in connection with this Agreement. Notwithstanding any provision to the contrary, if the Company terminates this Agreement for "cause", Consultant shall forfeit all Commission and Royalty Fees accruing and otherwise payable from and after such termination. The parties agree that such forfeiture of Commission and Royalty Fees shall serve as liquidated damages to which the Company shall be entitled (the actual amount of damages being difficult to calculate, and such forfeited amounts representing the estimated losses and damages experienced by the Company as a result of Consultant's material breach) and shall not be deemed a penalty for such material breach. Upon termination by Consultant pursuant to this paragraph, Consultant shall be entitled to Commission and Royalty Fees similar to that provided in paragraph 2 above.

            4. This Agreement may also be terminated by the Company for "cause" if: (a) Consultant represents or introduces to any Business Affiliates other services, equipment or products which are similar to The CyberCare System equipment or products or another company which is engaged in business activities which are similar to the business activities of the Company (e.g., marketing, manufacturing, distributing, selling, leasing, providing, or licensing the CyberCare System equipment or products, or similar activities with respect to services, equipment or products which are similar to CyberCare System services, equipment or products); or (b) Consultant makes disparaging remarks, oral or written, which could reasonably have the result of negatively affecting any contractual, business, financial or other relationship between the Company and any Business Affiliates or their third party contractees.


      E.  MISCELLANEOUS.


                                       5

                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
            1. Consultant represents that it is not a registered broker-dealer and will not provide any advice with respect to the purchase or sale of securities.

            2. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to conflict of law principles.

            3. Nothing in this Agreement is intended nor shall it be construed to create an employer/employee, agency, partnership or joint venture relationship.

            4. This Agreement constitutes the entire agreement between the parties, written or oral, with respect to the subject matter hereof, and shall supersede all prior negotiations, understandings, arrangements and agreements, oral or written, relating to the subject matter hereof.

            5. This Agreement may not be amended, supplemented or modified except by an instrument signed by the parties. The Company and Consultant, however, may agree to additional business development and/or consulting tasks, with compensation to be based on mutual written agreement.

            6. This Agreement may not be assigned by the Consultant, but may be assigned by the Company to any company controlling, in control with or controlled by the Company, or any entity or person that purchases or acquires all or substantially all of the assets or equity interest of the Company or such Affiliate (an "Affiliate"), upon written notice to Consultant.

            7. Except for written progress and status reports, which may be transmitted via e-mail, US Mail or via facsimile, all notices required or permitted hereunder shall be mailed by certified mail, postage pre-paid, return receipt requested, or hand delivered by reputable courier or overnight delivery service, to the respective recipient party's address as set forth in this Agreement, or to such other address as otherwise designated by such recipient party.

            8. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            9. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

            10. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.


                                       6

                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
            11. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

            12. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

            13. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

            14. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Palm Beach County in the State of Florida or in the United States District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Palm Beach County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

            15. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.


                                       7

                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------
            16. This Agreement will be binding upon and will inure to the benefit of any successor or successors and the permitted assigns of the parties hereto.

            17. No person, including any Business Affiliate, shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

            18. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

            19. The parties agree to take such additional actions and execute such other documents as may be necessary to effectuate the intent of this Agreement, including, but not limited to, entering into a subscription agreement with respect to the issuance of shares of stock representing the Marketing Fee.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       8

                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009

Syzex Consulting Agreement
September 25, 2001


--------------------------------------------------------------------------------

      If the terms set forth in this Agreement meet with your approval, please indicate your acceptance by signing a copy of this letter in the space provided below and returning such signed copy to the undersigned.



                                    CYBERCARE TECHNOLOGIES, INC.


                                    By: /s/ DANIEL W. BIVINS, JR.
                                        --------------------------------------
                                    Name: DANIEL W. BIVINS, JR.
                                          ------------------------------------
                                    Title: SENIOR VICE PRESIDENT
                                           -----------------------------------


      AGREED TO AND ACCEPTED this 25th day of September, 2001 (the "Effective Date").


CONSULTANT:

SYZEX CORPORATION


By: /s/ PATRICK M. THOMPSON
    --------------------------------
Name: PATRICK M,.THOMPSON
      ------------------------------
Title: PRESIDENT
      ------------------------------



                                      9


                               WWW.CYBER-CARE.NET
            2500 Quantum Lakes Drive, Suite 1000 - Boynton Beach, FL
                       33426 - 561-742-5000 - 561-742-5009